UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On October 16, 2020, our wholly-owned subsidiary, Lex-Gen Woodlands, L.P. (“Lex-Gen Woodlands”), entered into a Real Estate Purchase and Sale Agreement (the “Agreement”) with Nurix Therapeutics, Inc. (“Purchaser”).

Under the Agreement, we agreed to sell our facilities in The Woodlands, Texas (the “Property”) to Purchaser for a purchase price of $11.9 million. Such sale is subject to normal and customary closing conditions, including a study period which extends until November 20, 2020, during which Purchaser may conduct inspections, analyses and other studies of the Property and may terminate the Agreement in its discretion. We also agreed to enter into a leaseback agreement for a period of six months with respect to a portion of the Property concurrently with closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit hereto.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	Real Estate Purchase and Sale Agreement, dated October 16, 2020, between Lex-Gen Woodlands, L.P. and Nurix Therapeutics, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: October 22, 2020	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Real Estate Purchase and Sale Agreement, dated October 16, 2020, between Lex-Gen Woodlands, L.P. and Nurix Therapeutics, Inc.